EXHIBIT 5.1

                      [Letterhead of Dewey Ballantine LLP]

                                                              May 17, 1999

Prudential Securities Secured
  Financing Corporation
One New York Plaza
New York, New York 10292

                   Re:  Mortgage Backed Securities

Ladies and Gentlemen:

                  We have  acted as  counsel to  Prudential  Securities  Secured
Financing Corporation ("Prudential" or the "Registrant") in connection with the preparation and filing of the registration statement on Form S-3 (the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of the offering of separate series of Mortgage Backed Securities (the "Securities") which the Registrant plans to sponsor. Each series of Securities will be issued under a separate pooling and servicing agreement, indenture or trust agreement (each, an "Issuing Agreement"), in substantially one of the forms incorporated by reference as Exhibits to the Registration Statement, among Prudential, a trust to be identified in the prospectus supplement for such series of Securities (the "Trust"), a servicer to be identified in the prospectus supplement for such series of Securities (the "Servicer" for such series), and/or a trustee to be identified in the prospectus supplement for such series of Securities (the "Trustee" for such series).

                  We have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of Prudential and such other instruments and other certificates of public officials, officers and representatives of Prudential and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general equity principles.

                  We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction except as to matters that are governed by Federal law or the

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laws of the State of New York. All opinions  expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

                  Based upon the foregoing, we are of the opinion that:

                                    1.   When,   in   respect  of  a  series  of
                  Securities, an Issuing Agreement has been duly authorized by all necessary action and duly executed and delivered by Prudential, the Trust, the Servicer and the Trustee, as applicable, for such series, such Issuing Agreement will be a valid and legally binding obligation of Prudential; and

                                    2. When an Issuing Agreement for a series of
                  Securities has been duly authorized by all necessary action and duly executed and delivered by Prudential, the Trust, the Servicer and the Trustee, as applicable, for such series, and when the Securities of such series have been duly executed and authenticated in accordance with the provisions of the Issuing Agreement, and issued and sold as contemplated in the Registration Statement and the prospectus, as amended or supplemented and delivered pursuant to Section 5 of the Act in connection therewith, such Securities will be legally and validly issued, fully paid and nonassessable, and the holders of such Securities will be entitled to the benefits of such Issuing Agreement.

                  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to Dewey Ballantine LLP in the Registration Statement and in future related prospectus supplements under the heading "Legal Matters."

                  This opinion is furnished by us as counsel to the Registrant and is solely for the benefit of the addressees hereof. It may not be relied upon by any other person or for any other purpose without our prior written consent.

                                                     Very truly yours,

                                                     DEWEY BALLANTINE LLP